Exhibit 99.2

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of the management of Equity Bancshares, Inc. (“Equity,” “we,” “us,” “our,” “the company”) with respect to, among other things, future events, the expected benefits of the Frontier Holdings, LLC (“Frontier”) transaction, and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; the possibility that the expected benefits related to the proposed transaction Frontier and with the completed transaction with NBC Corp. of Oklahoma may not materialize as expected; the proposed transaction not being timely completed, if completed at all; prior to the completion of the proposed transaction, the business of Frontier experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities, difficulty retaining key employees; the ability to obtain regulatory approval of the Frontier transactions; and the ability to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; and similar variables. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2025, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue. Important Additional Information In connection with the proposed merger of Equity and Frontier, Equity intends to file with the SEC a registration statement on Form S-4 to register the shares of Equity’s common stock to be issued to the members of Frontier. The registration statement will include a proxy statement/prospectus, which will be sent to the members of Frontier seeking their approval of the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT EQUITY, FRONTIER AND THE PROPOSED TRANSACTION. The documents filed by Equity with the SEC may be obtained free of charge at Equity’s investor relations website at investor.equitybank.com or at the SEC’s website at www.sec.gov. Alternatively, these documents, when available, can be obtained free of charge from Equity upon written request to Equity Bancshares, Inc., Attn: Investor Relations, 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207 or by calling (316) 612-6000. No Offer or Solicitation This presentation shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended. Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this presentation.  Numbers in the presentation may not sum due to rounding. Forward Looking Statements

Equity Bancshares, Inc.| NYSE: EQBK Market Cap as of 10/10/2025 Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. Compound Annual Growth Rate since EQBK was founded in 2002 Strategic Execution Of Acquisitions SCALE 14 Completed Bank Acquisitions SINCE IPO 2002 2008 2015 2025 START-UP 4 acquisitions GROWTH 4 acquisitions IPO $380M $6.4B 26.6% Compound Annual Growth Rate3 Overview $6.4B Assets $4.3B Loans $5.1B Deposits $778M Market Cap1 9.69% TCE/TA2 12.87% CET 1 16.12% TRBC $31.69 TBVPS2 $1.6B $7.9B 2025 3Q FY Frontier Bank Merger Announced on September 2, 2025 NBC Oklahoma Merger Closed on July 2, 2025

Leadership Team Brad Elliott Equity Bancshares, Inc. Chairman & CEO Years in Banking: 36 Founded Equity Bank in 2002 2018 EY Entrepreneur of the Year National Finalist 2014 Most Influential CEO, Wichita Business Journal Chris Navratil Chief Financial Officer Years in Banking: 14 Promoted to Chief Financial Officer in August 2023. Previously served as Bank CFO and prior to Equity, spent 7 years within the Financial Institution Audit Practice with Crowe LLP Brett Reber General Counsel Years in Law: 37 Prior to joining Equity Bank, he served as Managing Member of the Wise & Reber, L.C. law firm. Brett has practiced corporate and business law for over 30 years. David Pass Chief Information Officer Years in Banking: 24 Previously served in IT leadership positions at UMB Financial Corporation and CoBiz Financial. Rick Sems Equity Bank CEO Years in Banking: 25 Announced as Equity Bank CEO in May 2024. Joined Equity Bank as President in May 2023. Prior to joining, Rick served as Chief Banking Officer of First Bank in St. Louis and President & CEO of Reliance Bank Julie Huber Chief Operating Officer Years in Banking: 35 Announced as Chief Operating Officer in May 2024. Served in variety of leadership roles in her time at Equity Bank including overseeing our operations, HR, compliance functions and sales and training, and as managed the integration process for each acquisition. Kryzsztof Slupkowski Chief Credit Officer Years in Banking: 12 Promoted to Chief Credit Officer in September 2023. Served as Metro Market CCO since 2018, previously served in various credit function at Commerce Bancshares. Ann Knutson Chief Human Resources Officer Years in Banking: 17 Previously served in human resource leadership positions at Bank Five Nine and Summit Credit Union

Organic Growth Strategic Mergers & Acquisitions Disciplined Credit Standards Effective Balance Sheet & Capital Management EPS & Tangible Book Value Growth Our guiding principles and commitment to entrepreneurial spirit are part of our longstanding framework for delivering shareholder value Our Value Proposition

Tangible Book Value per common share. Non-GAAP Measure. For a reconciliation of Non-GAAP measures, please see appendix. Tangible Book Value Per Share | IPO to Current Tangible Book Value Per Share | Quarter over Quarter Walk 7.28% CAGR During the quarter, Tangible Book Value decreased $0.48 from $32.17 to $31.69 Since IPO, Tangible Book Value increased $15.72 from $15.97 to $31.69 Tangible Book Value Per Share1 Q2 Q3

3rd Quarter 2025 | Financial Highlights Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. Excludes Day 2 Merger provision of $6.2M 2025 2025 2025 Earnings & Profitability Q3 Q2 Q1 Earnings Per Share | Core Earnings Per Share1 $(1.55) | $1.21 $0.87 | $0.99 $0.86 | $0.90 Book Value Per Share | TBV Per Share1 $37.25 | $31.69 $36.27 | $32.17 $35.23 | $31.07 Net Income | Core Net Income1 $(29.7)M | $23.3M $15.3M | $17.5M $15.0M | $16.0M Net Interest Margin 4.45% 4.17% 4.27% Efficiency Ratio1 58.31% 63.62% 62.43% ROAA | Core ROAA 1 (1.93)% | 1.51% 1.18% | 1.35% 1.17% | 1.24% ROAE | Core ROATCE 1 (16.45)% | 14.30% 9.76% | 12.64% 10.07% | 12.14% Balance Sheet & Capital Total Loans $4.3B $3.6B $3.6B Total Deposits $5.1B $4.2B $4.4B Total Equity / Total Assets | TCE / TA1 11.20% | 9.69% 11.83% | 10.63% 11.34% |10.13% CET 1 Capital Ratio 12.87% 15.07% 14.70% Total Risk-based Capital Ratio 16.12% 16.84% 18.32% Asset Quality Provision for Credit Losses2 $0.0M $0.0M $2.7M NCOs / Avg. Loans 0.10% 0.06% 0.02% NPAs / Total Assets 0.83% 0.85% 0.51% Classified Assets / Regulatory Capital 12.37% 11.39% 10.24% $23.3M Core Net Income1 $1.21 Core Earnings Per Share1 $5.1B Total Deposits $4.3B Gross Loans

Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. Return On Average Tangible Common Equity - Core1 Return on Average Assets - Core1 Efficiency Ratio1 Tangible Common Equity / Tangible Assets1 Performance Metrics

Net Interest Income Noninterest Income Rate Protection Noninterest Expense Net interest income was $62.5 million for the period, as compared to $49.8 million in the previous quarter. The increase was driven by our acquisition of NBC Oklahoma. Net Interest Margin expanded from 4.17% to 4.45%, normalized for excess purchase accounting and nonaccrual benefit, margin was 4.36%. Total non-interest income was $8.9 million for the period, as compared to $8.6 million in the previous quarter, excluding the impact of our securities repositioning. The growth was driven by increases in service charges & fee income associated with the addition of NBC Oklahoma. Proactive effort to book variable rate assets subject to floor levels. Total non-interest expense for the quarter was $49.1 million, as compared to $40.0 million for the previous quarter. The increase QoQ was driven by $6.2M in merger expense as well as an $797k loss on an OREO property. The remaining $2.1M was due to the addition of NBC Oklahoma. Quarter over Quarter Walk Q2 Q3 Net Income Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. 1 Q3 1

Profitability Noninterest income is adjusted to exclude and gain/(loss) on securities transactions Revenue Composition1 Profitability Ratios1

Deposits Cost of Deposits Loan Yield Investment Yield Noninterest-bearing deposits constitute 22.5% of total deposits. Interest-bearing deposits, including money market and savings, decreased 2.3% from 58.9% to 56.6% of total deposits, QoQ. Time deposits grew 1.4% from 19.5% to 20.9% of total deposits, QoQ. Cost of total deposits increased 5bps to 1.98%, and cost of interest-bearing deposits increased by 11bps quarter-over quarter. The comparative increase quarter-over-quarter is driven by the addition of NBC Oklahoma. Loan yield increased 23bps quarter-over-quarter, driven by purchase accounting from our merger with NBC Oklahoma, as well as a 9bp increase in nonaccrual benefit, offset by 2bps decrease from derivatives and coupon yield Investment yield increased 39bps quarter-over-quarter due to the portfolio repositioning that took place during the quarter. Quarter over Quarter Walk Net Interest Margin Quarter over Quarter +28bps Net Interest Income 4.17% Q2 4.45% Q3 Q2 Q3

Current Deposit Composition Core Deposits excludes brokered & listing service deposits Trending Deposit Composition & Loan To Deposit Ratio Core Deposits1 / Total Deposits Strong Core Deposit Franchise

Yield Analysis1 Q3 2024 Q1 2025 Q2 2025 Q3 2025 Fed Funds Effective Rate 5.33% 4.33% 4.33% 4.29% Change Since Beginning of Rate Cycle – Sept 2024 -0.07% -1.00% -1.00% -1.04% Loan Coupon 28% 20% 20% IB Deposits 41% 38% 26% Total Deposits 30% 27% 21% Yield / Cost Components Loan Coupon exclusive of the impact of derivatives, purchase accounting, non-accrual, mortgage premium amort, and loan fees Cost Analysis Cumulative Betas

Total Classified Assets $82.9M Total Classified Assets / Total Bank Regulatory Capital 12.37% Net Charge-offs Annualized / Average Loans 0.10% Total Loans & Yield on Loans Diversified Loan Portfolio Current Loan Composition

Nonperforming Assets1,2 Total Reserve Ratio OREO & Other Rep. Assets excludes Bank owned branch assets, totaling $1.1M, classified as Other Real Estate Owned within the Statements of Condition. NPAs / Assets Includes loans 90+ days past due which are not highlighted in the table. Excluding the addition from NBC Oklahoma, Classified Assets declined $4.9M from the Q2 2025. Net Charge-offs / Average Loans Classified Assets3 Asset Quality Trends | Quarterly

OREO & Other Rep. Assets excludes Bank owned branch assets, totaling $1.1M, classified as Other Real Estate Owned within the Statements of Condition. NPAs / Assets Includes loans 90+ days past due which are not highlighted in the table. Excluding the addition from NBC Oklahoma, Classified Assets declined $4.9M from the Q2 2025 Net Charge-offs / Average Loans Classified Assets3 Nonperforming Assets1,2 Total Reserve Ratio Asset Quality Trends | Annual

Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. EQBK Well Capitalized CAPITAL PRIORITIES Maintain well capitalized regulatory levels Capacity for organic growth Merger & acquisitions Dividend payout ratio targeted at 10-20% Common stock repurchases Dividends Declared Per Share & Dividend Payout Ratio Shares Repurchased & Weighted Avg. Price Per Share 1 Thousands Capital Management THE COMPANY’S CAPITAL RATIOS ARE WELL CAPITALIZED LEVELS AS OF 9/30/2025

Forecasts for 4th Quarter 2025 are exclusive of Frontier Bank merger. 2026FY Forecast is inclusive of Frontier Bank merger. Exclusive of Day 2 Provision from Merger Core Non-interest Income is exclusive of gain / (loss) on securities transactions Core Non-interest Expense is exclusive of merger expenses 3rd QUARTER 2025 RESULTS ESTIMATES $5,004M $4,800 – 5,000M Avg. Deposits $4,247M $4,200 – 4,400M Avg. Loans $5,574M $5,600 – 5,800M Avg. Earning Assets 4.45% 4.15 – 4.25% Net Interest Margin $0.0M $1.0 – 2.0M Provision For Credit Losses2 $8.9M $8.50 – 9.5M Core Non-interest Income3 $49.1M $42 – 46M Core Non-interest Expense4 20.5% 18 – 20% Effective Tax Rate FORWARD LOOKING1 4th QUARTER 2025 2026FY $5,000 – 5,100M $6,250 – 6,350M $4,250 – 4,300M $5,600 – 5,800M $5,550 – 5,650M $5,600 – 5,800M 4.40 – 4.50% 4.20 – 4.35% $0.5 – 1.5M $8.0 – 10.0M $8.50 – 9.0M $37.50 – 40.0M $42 – 44M $193 – 197M 17 – 19% 17 – 19% Outlook on Key Business Drivers NOTE: Figures presented in this outlook represent forward-looking statements and are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Please see Special Note Concerning Forward-Looking Statements and Focus Variables for Outlook and Forecast

Focus Variables for Outlook & Forecast OUR OUTLOOK REQUIRES CLARITY AROUND CERTAIN VARIABLES, INCLUDING: ECONOMIC ENVIRONMENT CUSTOMER NEEDS COST OF FUNDING COMPETITIVE MARKET INVESTMENT OPPORTUNITIES POLITICAL ENVIRONMENT Business activity creates opportunity for lending and deposit growth. Current macro-environment response and resolution will be a significant driver. Directly related to credit quality as well as trust in our business. Impacts rates on our product offerings and applies pressure to earnings. Must be able to manage cost and profit yields effectively. Providing customers with rates and services that are competitive with our peers. Irrational operators may have short term impact on opportunities. Growth strategy must be flexible to the other variables that affect our investment options. U.S. politics affect banking regulations, international relationships, tax policies and more.

Our Markets Source: S&P Capital IQ, Deposit Market data as of 6/30/24. Market rank is based on counties with a EQBK physical presence. Kansas Market Rank #8 Deposits $2.5B Deposit Market Share 3.80% Missouri Market Rank #7 Deposits $1.1B Deposit Market Share 1.89% Oklahoma Market Rank #15 Deposits $1.3B Deposit Market Share 1.58% Arkansas Market Rank #9 Deposits $317M Deposit Market Share 2.72%

Quarter Ended September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 Total stockholder's equity $711,892 $635,636 $617,324 $592,918 $504,038 Goodwill (77,573) (53,101) (53,101) (53,101) (53,101) Core deposit intangibles, net (22,895) (12,908) (13,924) (14,969) (16,029) Mortgage servicing rights, net 0 0 0 0 0 Naming rights, net (5,778) (5,852) (5,926) (957) (968) Tangible Common Equity $605,646 $563,775 $544,373 $523,891 $433,940             Common shares outstanding at period end 19,111,084 17,527,191 17,522,994 17,419,858 15,288,309 Diluted common shares outstanding at period end 19,279,741 17,680,489 17,673,132 17,636,843 15,497,446             Book value per common share $37.25 $36.27 $35.23 $34.04 $32.97 Tangible book value per common share $31.69 $32.17 $31.07 $30.07 $28.38 Tangible book value per diluted common share $31.41 $31.89 $30.80 $29.70 $28.00                         Total assets $6,356,187 $5,373,837 $5,446,100 $5,332,047 $5,355,233 Goodwill (77,573) (53,101) (53,101) (53,101) (53,101) Core deposit intangibles, net (22,895) (12,908) (13,924) (14,969) (16,029) Mortgage servicing rights, net 0 0 0 0 0 Naming rights, net (5,778) (5,852) (5,926) (957) (968) Tangible assets $6,249,941 $5,301,976 $5,373,149 $5,263,020 $5,285,135             Total stockholders' equity to total assets 11.20% 11.83% 11.34% 11.12% 9.41% Tangible common equity to tangible assets 9.69% 10.63% 10.13% 9.95% 8.21% Non-GAAP reconciliations CALCULATIONS OF TANGIBLE COMMON EQUITY AND RELATED MEASURES ($ in thousands, except per share data)

Non-GAAP reconciliations

CALCULATIONS OF RETURN ON AVERAGE TANGIBLE COMMON EQUITY AND EFFICIENCY RATIO

($ in thousands, except per share data)

	Quarter Ended				
	September 30, 2025	**June 30, 2025**	**March 31, 2025**	**December 31, 2024**	**September 30, 2024**
Total average stockholders' equity	$715,319	$627,103	$605,917	$533,227	$485,468
Average intangible assets	(95,046)	(72,406)	(72,389)	(69,570)	(70,824)
Average tangible common equity	**$620,273**	**$544,697**	**$533,528**	**$463,657**	**$414,644**
Net income (loss) allocable to common stockholders	(29,663)	15,264	15,041	16,986	19,851
Net gain on acquisition	0	0	0	0	(831)
Net gain (loss) on securities transactions	53,352	(12)	(12)	2	(206)
Merger expenses	6,163	355	66	0	618
Loss on debt extinguishment	0	1,361	0	0	0
Day 2 Merger provision	6,228	0	0	0	0
Amortization of intangible assets	1,312	1,145	1,144	1,071	1,148
Tax effect of intangible assets amortization	(14,082)	(598)	(252)	(225)	(153)
Core net income (loss) allocable to common stockholders	**$23,310**	**$17,515**	**$15,987**	**$17,834**	**$20,427**
Return on total average stockholders' equity (ROAE) annualized	**(16.45)%**	**9.76%**	**10.07%**	**12.67%**	**16.27%**
Average tangible common equity	**$620,273**	**$554,697**	**$533,528**	**$463,657**	**$414,644**
Average impact from core earnings adjustments	26,487	1,126	473	424	288
Core average tangible common equity	**$646,760**	**$555,823**	**$534,001**	**$464,081**	**$414,932**
Return on total average tangible common equity (ROATCE) annualized	**(18.31)%**	**11.69%**	**12.12%**	**15.30%**	**19.92%**
Core return on total average tangible common equity (CROATCE) annualized	**14.30%**	**12.64%**	**12.14%**	**15.29%**	**19.58%**
Non-interest expense	$49,082	$40,001	$39,050	$37,806	$30,328
Merger expense	(6,163)	(355)	(66)	0	(618)
Amortization of intangible assets	(1,312)	(1,145)	(1,144)	(1,071)	(1,148)
Loss on debt extinguishment	0	(1,361)	0	0	0
Adjusted non-interest expense	$41,607	$37,140	$37,840	$36,735	$28,562
Net interest income	$62,485	$49,802	$50,292	$49,473	$46,031
Non-interest income	(44,479)	8,589	10,330	8,816	9,317
Net gain on acquisition and branch sales	0	0	0	0	(831)
Net gains (losses) from securities transactions	53,352	(12)	(12)	2	(206)
Adjusted non-interest income	$8,873	$8,577	$10,318	$8,818	$8,280
Net interest income plus adjusted non-interest income	**$71,358**	**$58,379**	**$60,610**	**$58,291**	**$54,311**
Non-interest expense to net interest income plus non-interest income	**272.59%**	**68.51%**	**64.42%**	**64.86%**	**54.80%**
Efficiency ratio	**58.31%**	**63.62%**	**62.43%**	**63.02%**	**54.59%**
Average Assets	$6,084,961	$5,206,950	$5,212,417	$5,163,166	$5,205,017
Core non-interest expense to average assets	**2.71%**	**2.86%**	**2.94%**	**2.83%**	**2.18%**

Equity Bancshares, Inc. | 23

Quarter Ended September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 Net income (loss) allocable to common stockholders (29,663) 15,264 15,041 16,986 19,851 Amortization of intangible assets 1,312 1,145 1,144 1,071 1,148 Tax effect of adjustments (276) (240) (240) (225) (241) Adjusted net income allocable to common stockholders $(28,627) $16,169 $15,945 $17,832 $20,758 Net gain on acquisition 0 0 0 0 (831) Net gain (loss) on securities transactions 52,352 (12) (12) 2 (206) Merger expenses 6,163 355 66 0 618 Loss on debt extinguishment 0 1,361 0 0 0 Day 2 Merger provision 6,228 0 0 0 0 Tax effect of adjustments (13,806) (358) (12) 0 88 Core net income (loss) allocable to common stockholders $23,310 $17,515 $15,987 $17,834 $20,427             Total average assets $6,084,961 $5,206,950 $5,212,417 $5,163,166 $5,205,017 Total average stockholders' equity $715,319 $627,103 $605,917 $533,227 $485,468             Weighted Average Diluted Shares 19,129,726 17,651,298 17,666,834 16,262,965 15,451,545             Diluted earnings (loss) per share $(1.55) $0.86 $0.85 $1.04 $1.28 Core earnings (loss) per diluted share $1.21 $0.99 $0.90 $1.10 $1.32 Return on average assets (ROAA) annualized (1.93)% 1.18% 1.17% 1.31% 1.52% Core return on average assets annualized 1.51% 1.35% 1.24% 1.37% 1.56% Return on average equity (ROAE) (16.45)% 9.76% 10.07% 12.67% 16.27% Core return on average equity 12.47% 11.18% 10.69% 13.29% 16.73% Non-GAAP reconciliations CALCULATIONS OF RETURN ON AVERAGE ASSETS, AVERAGE EQUITY AND OPERATING INCOME ($ in thousands, except per share data)

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